UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                                   Pursuant to
                           Section 13 or 15(d) of The
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 20, 2004
                         -------------------------------


                             AUTOCORP EQUITIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)


       000-15216                                          86-0892913
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(Commission File Number)                       (IRS Employer Identification No.)


                 1701 Legacy Drive, Suite 2200, Frisco, TX 75034
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               (Address of Principal Executive Offices) (Zip Code)


                                 (214) 618-6400
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              (Registrant's Telephone Number, Including Area Code)


                                      N/A
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))





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

         The following definitions are used in this report on Form 8-K, in order to make the disclosures clearer and more concise:

         (a) "Agreement" means the Acquisition Agreement, dated as of August 18, 2004 by and among Pacific Holdings Group, Pacific Financial Group, Inc., AutoCorp Equities, Inc. and AutoCorp Acquisition Partners.

         (b) "Company" means AutoCorp Equities, Inc., the Registrant and reporting issuer of this report on Form 8-K.

         (c) "Financial" means Pacific Financial Group, Inc., a Delaware corporation.

         (d) "Holdings" means Pacific Holdings Group, a Nevada corporation.

         (e) "Norman" means Charles Norman. He was President and Chief Executive Officer of the Company until August 14, 2004.

         (f) "Partnership" means AutoCorp Acquisition Partners, a Texas general partnership formed for the purpose of acquiring control of the Company from Sellers. The general partners of the Partnership are Norman and Ubaldi.

         (g) "PEWC" means Pacific Electric Wire & Cable Co., Ltd., a company limited by shares formed under the laws of the Republic of China.

         (h) "Purchaser" means the Partnership.

         (i) "PUSA" means Pacific USA Holdings Corp. PUSA is an indirect subsidiary of PEWC. PUSA is the sole shareholder of Holdings and Financial.

         PUSA is a Chapter 11 debtor-in-possession pursuant to bankruptcy case no. 02-80906-SAF in the United States District Court, Northern District of Texas, filed December 2, 2002.

         Holdings, Financial, the Company and the Company's subsidiaries are not debtors in PUSA's bankruptcy proceeding.

         (j) "Sellers" means Holdings and Financial, collectively.

         (k) "Series A Preferred" means the Series A Convertible Preferred Stock of the Company.

         (l) "Series B Preferred" means the Series B Non-Cumulative Convertible Preferred Stock of the Company.

         (m) "Transaction" means the transaction provided for in Section 1.01 of the Agreement. It consists of (i) a transfer of control of the Company from Holdings and Financial to Norman and Ubaldi, acting through the Partnership, together with (ii) a number of intercompany transfers, assumptions and releases between Holdings and the Company.

         (n) "Ubaldi" means Peter D. Ubaldi, who is the Executive Vice President of the Company.

Item 1.01  Entry into a Material Definitive Agreement.

         On August 18, 2004, the Company entered into the Agreement with the Sellers and the Purchaser. The Transaction was "closed" by the parties (took place) on August 20, 2004.

         See Item 2.01 for a description of the terms and conditions of the Agreement that are material to the Company.

         See Item 5.01 for a description of the material relationships between the Company or its affiliates and the parties to the Agreement.


Item 2.01  Completion of Acquisition or Disposition of Assets.

         The Company transferred certain assets to Holdings, and Holdings assumed certain liabilities of the Company, at the closing of the Transaction on August 20, 2004.

         See Item 5.01 for information about Holdings and also for a description of the nature of the material relationships between PEWC, PUSA, Holdings, Financial and the Company (or any director or officer of the Company, or any associate of any director or officer of the Company).

         This Item 2.01 contains a description of the terms and conditions of the Agreement that are material to the Company

         First, here is a brief description of the consideration the Company delivered to Holdings at the closing on August 20, 2004:

         1. The Company transferred ownership of certain residual interests that were carried on the Company's audited consolidated balance sheet at December 31, 2003 at $2,000,000.

         2. The Company transferred the balances in certain bank accounts of the Company.

         3. The Company transferred a 1993 Lexus automobile and agreed to transfer subsequent to the Closing any other assets not directly associated with the Company's primary business of automobile sub-prime loan acquisition.

         4. The Company released Holdings and any Affiliate of Holdings (other than the Company or the Company's subsidiaries) from any receivables due.

         Second, here is a brief description of the consideration Holdings delivered to the Company at the closing on August 20, 2004:

         (a) Holdings released the Company from all liabilities and obligations of the Company to Holdings owing as of July 31, 2004 (intercompany debt). The parties estimated this amount to be approximately $3,800,000. It represents the sum of advances and loans from Holdings to the Company from June 30, 2003 to July 31, 2004. Holdings acquired control of the Company on June 30, 2003.

         (b) Holdings agreed to fund certain historical payroll and loan portfolio obligations of the Company aggregating $229,852, and assumed liability for the claims of certain service providers and all obligations of the Company under a Residual Interest Purchase Agreement with Coastal Capital Corporation dated as of May 21, 2003.

         (c) Holdings agreed to terminate, and Holdings and the Company terminated, their Standstill Agreement dated June 30, 2003.

         (d) Holdings agreed in the Agreement to use its commercially reasonable efforts to cause a computer software program to be transferred to the Company in due course, following the confirmation of PUSA's Chapter 11 bankruptcy plan of reorganization.

         The principle followed in determining the amount of the consideration received by the Company was that the Sellers and the Purchaser had to agree, and they did agree, that the value of the consideration received by the Company exceeded the value of the consideration delivered by the Company.

         In addition, the closing of the Transaction on August 20, 2004 included the following:

         (i) Sellers (Holdings and Financial) sold to the Purchaser (the Partnership) (Norman and Ubaldi) the Common Shares and Series A and Series B Preferred Stock of the Company owned by them. This stock constitutes a controlling interest in the Company.

         (ii) Holdings secured the release of 35 million restricted Common Shares of the Company held by Far East National Bank, Los Angeles, California ("FENB"), in connection with an outstanding loan to Holdings and an affiliate of Holdings.


         (iii) Purchaser obtained the release by FENB of a guaranty given by PEWC of a promissory note issued by a subsidiary of the Company under a revolving credit agreement between that Bank and PEWC.

Item 5.01  Changes in Control of Registrant.

         At the closing, Charles Norman and Peter D. Ubaldi acquired control of the Company. Norman is the President and Chief Executive Officer of the Company, and Ubaldi is the Executive Vice President.

         They  acquired  the  Common  Shares,  Series A  Preferred  and Series B
Preferred owned by Holdings, the controlling shareholder of the Company, and Financial, one of its affiliates. They did so through the Purchaser, a Texas general partnership named "AutoCorp Acquisition Partners."

         Holdings was the controlling shareholder of the Company. It had acquired control of the Company on June 30, 2003. It sold 94,000,000 Common
Shares to the Purchaser on August 20, 2004, together with 4,086,856 shares of Series A Convertible Preferred Stock of the Company that are convertible at any time at the option of the holder into 40,868,560 Common Shares.

         Financial is an affiliate of Holdings. It had acquired 1,621,642 shares of Series B Non-Cumulative Convertible Preferred Stock of the Company in October
2000. The Series B Preferred is convertible at any time at the option of the holder into 1,621,642 Common Shares. Financial sold the Series B Preferred to the Purchaser on August 20, 2004.

         Holdings and Financial are owned by Pacific USA Holdings Corp. PUSA is a Chapter 11 debtor-in-possession pursuant to bankruptcy case no. 02-80906-SAF in the United States District Court, Northern District of Texas, filed December
2, 2002. Holdings, Financial, the Company and the Company's subsidiaries are not debtors in PUSA's bankruptcy proceeding.

         PUSA is an indirect  subsidiary  of Pacific  Electric Wire & Cable Co.,
Ltd., a company limited by shares formed under the laws of the Republic of China.

         The following table sets forth, as of August 26, 2004, information about the basis of control, including the percentage of the Company's voting securities beneficially owned directly or indirectly by Charles Norman and Peter
D. Ubaldi.

                                    Number of Shares Beneficially Owned and Percent of Class
                                    --------------------------------------------------------
                                                  Percent                                                  % of
  Directors, Named Executive                     of Common   Series A   Percent    Series B   Percent     Voting
 Officers and 5% Stockholders    Common Stock      Stock     Preferred  of Series  Preferred  of Series    Power
 ----------------------------    ------------      -----     ---------  ---------  ---------  ---------    -----
AutoCorp Acquisition Partners     94,000,000       88.3%     4,086,856     100%    1,621,642     100%      88.3%
Charles Norman*...........        47,572,500       44.7%     2,043,428      50%      810,821      50%      44.7%
Peter Ubaldi* ............        47,000,000       44.1%     2,043,428      50%      810,821      50%      44.1%

*Messrs. Norman and Ubaldi each own a 50% interest in AutoCorp Acquisition Partners.

         At the closing on August 20, 2004, the Purchaser designated Charles Norman and Peter D. Ubaldi as the "Purchaser Designees." They were elected to the Company's Board of Directors at the closing, and are presently one-half of the members of the Board.

         The Company expects they will become the entire Board of Directors after the tenth day subsequent to the filing with the SEC and mailing to the shareholders of an Information Statement required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

         The Company estimates the Information Statement will be mailed on or about August 30, 2004. If mailed on that date, the following persons will constitute the Company's entire Board of Directors on or about September 9, 2004:

         Name                      Age
         ----                      ---

         Charles Norman            46

         Peter D. Ubaldi           58

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         (b)      See Item 5.01.


Item 9.01  Financial Statements and Exhibits.

         (c)      Exhibits.

                  2.1 Acquisition Agreement dated as of August 18, 2004, by and among Pacific Holdings Group, Pacific Financial Group, Inc., AutoCorp Equities, Inc., and AutoCorp Acquisition Partners.













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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   AUTOCORP EQUITIES, INC.


Dated:  August 30, 2004                             /s/ Terri Ashley
                                                   -----------------------------
                                                   Terri Ashley
                                                   Vice President

























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